UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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ANAVEX LIFE SCIENCES CORP.

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On September 1, 2026, representatives of Anavex Life Sciences Corp. (“Anavex” or the “Company”) held a meeting with representatives of Institutional Shareholder Services Inc. (“ISS”) regarding the Company’s 2026 Annual Meeting of Stockholders scheduled for September 24, 2026. A copy of the presentation provided by the Company to ISS is attached hereto.

The Right Board to Drive Long-Term Value for Stockholders

September 2026

Disclaimer

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the Company's plans, strategies and expectations regarding the 2026 Annual Meeting, director nominations, the proxy solicitation, the Company's go-forward strategy and clinical development programs, including the Company's plans to prioritize programs that it believes have the greatest potential for success by concentrating resources on blarcamesine across three central nervous system (CNS) indications where the clinical and regulatory foundation is most advanced; the timing, progress and results of advancement of ANAVEX 2-73 in clinical programs for the treatment of early Alzheimer's disease, Rett syndrome and Fragile X syndrome; the Company's plan to attend the NORD Rare Diseases and Orphan Products Breakthrough Summit in October 2026, the BIO-Europe 2026 Conference in November 2026, and the 19th Clinical Trials on Alzheimer's Disease Conference in November 2026, business prospects, and potential actions of the Board and the Executive Committee, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including the words "believes," "anticipates," "plans," "estimates," "expects," "intends," "may," "will," "would," "could" and similar expressions, or the negative thereof. Many factors may cause actual results to differ materially from those projected in any of such forward-looking statements, including the risks and uncertainties set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Securities and Exchange Commission (SEC) on November 25, 2025, the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, filed with the SEC on February 9, 2026, the Company's Form 10-K/A for the fiscal year ended September 30, 2025, filed with the SEC on August 28, 2026, the Company's Form 10-Q/A for the quarterly period ended December 31, 2025, filed with the SEC on August 28, 2026, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on August 28, 2026, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 28, 2026, and subsequent filings and furnishings with the SEC, which should be considered together with any forward-looking statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Anavex Life Sciences Corp. undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's stockholders for the 2026 Annual Meeting. THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.anavex.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be "participants" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of the Company's directors and executive officers and certain other individuals and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the sections entitled "Compensation of Directors," "Executive Compensation," and "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (available here), and any subsequent filings on Forms 3, 4 and 5 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company's definitive proxy statement for the 2026 Annual Meeting which has been filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.

Executive Summary

Anavex's Highly Qualified Nominees are the Right Choice to Oversee the Company's Clear Strategy to Drive Long-Term Value

Anavex is executing on a clear strategy to drive long-term value	• The Special Committee of the Board appointed Dr. Terrie Kellmeyer, a career drug-development executive and former SVP of Clinical Development at Anavex, as interim CEO, and the Executive Committee of the Board identified two new highly qualified and independent director candidates. • Management is prioritizing programs that we believe have the **greatest potential for success** by concentrating resources on **blarcamesine across three CNS indications**: – **Early Alzheimer's disease:** opened an FDA IND with two clinical pharmacology studies underway – **Rett syndrome:** aligned with FDA on a phase 3 protocol – **Fragile X syndrome:** advancing FDA discussions • We are current on our financials and continue to work diligently with Nasdaq to officially fully regain compliance as quickly as possible. • Unlike PVG's proposals, **the Board's plan has a clear path to success and is already in motion** with specific designations secured, protocols aligned with the FDA and named leadership executing against it today.
Anavex's nominees have the right skills, qualifications, and expertise to oversee a critical period executing our value creation strategy	• All six nominees are **independent** with backgrounds **deliberately assembled to be complementary**, spanning financial/capital markets, clinical research, drug development, regulatory affairs, healthcare operations, and accounting. • Nominees include candidates with **deep life sciences and drug development experience** and capital allocation and public-company governance expertise, positioning the Board to oversee the Company's strategy through its **current critical period of value creation**. • Two **new independent candidates** standing for election following a search process specifically to **strengthen the Board's life sciences depth and complement the existing directors' skill sets**.
Patrick Adams is seeking to gain control of Anavex without any credible plan and without paying stockholders a premium	• The Executive Committee believes electing any of the PVG nominees would introduce unnecessary risk and disruption at a critical moment for the Company, our pipeline, and stockholders. • **PVG's slate is concentrated almost entirely in investment management and equity research, with limited demonstrated experience governing or operating a public company.** Only one of the six nominees has a clinical medical background, and none have direct experience in FDA regulatory affairs or pharmaceutical drug development. • PVG is seeking control with a "plan" that comprises generic proposals with no timeline, budget, capital allocation framework, or named leadership candidates. The only credible proposals largely restate the Company's existing strategic priorities indicating there is no "new" plan.

Anavex is Executing on a Clear Strategy to Drive Long-Term Stockholder Value

Anavex is Dedicated to Advancing Brain Health by Developing Innovative Oral Medicines Designed to Improve Patients Lives

Anavex is a clinical-stage biopharmaceutical company developing therapies for central nervous system disorders, including early Alzheimer's disease, Rett syndrome, and Fragile X syndrome.

Key Facts

- Lead candidate **oral blarcamesine (ANAVEX®2-73)** across **three CNS indications:**
  - **Early Alzheimer's disease**
  - **Rett syndrome**
  - **Fragile X syndrome**
- **~ $118 million of cash and cash equivalents**[1] from non-dilutive funding sources to fund operations into mid-to-late fiscal 2028

Prioritizing blarcamesine across three CNS indications where the clinical and regulatory foundation is most advanced:

- **Alzheimer's disease** clinical study data submitted to FDA.

  Incorporating EMA CHMP feedback on the Marketing Authorization Application and FDA Type C meeting feedback to position completed studies within the overall U.S. clinical development plan.

  These data and feedback will serve as the foundation for planned discussions with the FDA regarding its U.S. clinical development program and design of a Phase 3 study (ANAVEX2-73-AD-005) for an Alzheimer's indication
- **Rett syndrome** granted Orphan Drug Designation, Rare Pediatric Disease Designation and Fast Track Designation.

  Moving forward with adult Phase 3 study and requested meeting with FDA to discuss including pediatric patients.
- **Fragile X syndrome** planning IND for September.

  Already granted Orphan Drug Designation.

Disciplined, Data-Driven Strategy with Focus on FDA Engagement for Alzheimer's Disease

1. Cash and cash equivalents as of June 30, 2026

Pipeline Progress[1] Across Three CNS Programs with High Potential

Discovery | Preclinical | Phase 1 | Phase 2 | Phase 3 | FDA Review

US Regulatory Goals

Alzheimer's Disease

Early Alzheimer's disease — Align on US clinical development strategy

Rare Neurodevelopmental Disorders

Rett syndrome — Align on US Phase 3 protocol to include pediatric patients

Fragile X syndrome — Initiate interactions with the FDA on clinical development strategy

Anavex will be attending the NORD Rare Diseases and Orphan Products Breakthrough Summit in October, the BIO-Europe 2026 Conference in November, and the 19th Clinical Trials on Alzheimer's Disease Conference in November.

1. Progress bars show the most advanced phase per indication for ANAVEX2-73 (blarcamesine), an investigational oral SIGMA-1 receptor agonist. Regulatory goals are planned and are subject to change, including as a result of ongoing and future discussions with the FDA.

Strong Leadership with Clear Strategy for Long-Term Value Creation

Recently refreshed and streamlined its Scientific Advisory Board to a focused group of Alzheimer's disease key opinion leaders and treating physicians



Terrie Kellmeyer, Ph.D.

Interim Chief Executive Officer

- Executive leadership positions in Clinical Development, Regulatory Affairs, Clinical Operations, and Medical Affairs across multiple therapeutic areas
- Led and contributed to the submission of multiple successful New Drug Applications to the FDA and Marketing Authorization Applications to the European Medicines Agency (EMA), among them OLPRUVA®, REZDIFFRA®, BYETTA®, SYMLIN®, and OCALIVA®

Prior Experience:
Madrigal Pharmaceuticals, Intercept Pharmaceuticals, Amylin Pharmaceuticals, Gen-Probe, Aardvark Therapeutics, Acer Therapeutics



Sandra Boenisch, CPA, CGA

Principal Financial Officer

- Two decades of accounting, audit, and financial reporting experience with expertise in regulatory compliance, governance and navigating complex regulatory environments.
- Has served in public practice and as an independent consultant delivering high-impact financial reporting and advisory services to a broad portfolio of public companies.
- Additional expertise advising on securities transactions, corporate governance matters, and SEC reporting, disclosure, and compliance matters



Daniel Klamer, PhD, MS, MBA

VP, Business Development and Scientific Strategy

- 15+ years of experience in neuroscience and the orphan disease space, with acquisition, partnering and R&D experience in Europe and the USA.
- Led and evaluated multiple discovery-phase neuropharmacological research products with an emphasis on strategic evaluation of preclinical and clinical development.

Prior Experience:
Retrophin, Neurosearch Sweden

Anavex's Highly Qualified Nominees are the Right Choice to Oversee Strategy and Drive Long-Term Value for Stockholders

The Incumbent Directors Standing for Election Acted Decisively to Establish a Governance Structure that Preserved Board Oversight and Continuity while Addressing Former CEO Christopher Missling's Refusal to Resign from the Board

2026

April 30

The Special Committee, composed of independent directors, terminates Dr. Missling's employment as CEO for, among other things, conduct that the Special Committee believed was inconsistent with Company policy.

The Special Committee simultaneously requests that Dr. Missling resign as a member of the Board.

May 4

The Special Committee appoints Dr. Terrie Kellmeyer as Interim Chief Executive Officer.

Dr. Kellmeyer had most recently served as the Company's Senior Vice President of Clinical Development (November 2023–May 2025) and continued as a Senior Advisor thereafter.

May 11

Anavex files a Form 12b-25 disclosing it cannot timely file its Q2 FY2026 Form 10-Q, attributing the delay to the ongoing Special Committee review of matters related to Dr. Missling's termination and the need for Dr. Kellmeyer to have adequate opportunity to review the filing before certification.

May 20

Anavex discloses a Nasdaq delinquency notice under Listing Rule 5250(c)(1) tied to the late 10-Q.

July 30

Anavex reports preliminary Q2 FY2026 financial results and a business update.

The release also reaffirmed the Company's commitment to blarcamesine across early Alzheimer's, Rett syndrome, and Fragile X syndrome.

The Incumbent Directors Standing for Election Acted Decisively to Establish a Governance Structure that Preserved Board Oversight and Continuity while Addressing Former CEO Christopher Missling's Refusal to Resign from the Board

2026

July 31

Anavex files its preliminary proxy statement with the SEC. The filing discloses that the Board has established an Executive Committee to exercise the power of the Board in the management of the business and affairs of the Company.

Per the Company's stated rationale, this stemmed from Dr. Missling's refusal to resign and continuing to disrupt normal Board functioning.

July 31

Anavex names its 2026 nominees: Gautam Patel, Adrian Senderowicz, independent chairperson Dr. Jiong Ma, and independent directors Dr. Peter Donhauser, Dr. Axel Paeger and Dr. Claus van der Velden.

Dr. Christopher Missling and independent director Dr. Steffen Thomas have not been renominated.

August 25

Anavex reports Q3 2026 financial results and business update, including its plan to file the Company's outstanding 10-Q filings for the second and third quarter in the near-term.

August 28

Anavex files its outstanding 10-Q filings for the second and third quarter and continues to work diligently with Nasdaq to officially fully regain compliance as quickly as possible.

Anavex's Nominees are Highly Qualified and Independent

Incumbent | New Nominee



Appointed 2021

Partner at Phoenix Venture Partners

Jiong Ma (chair), Ph.D.

Experienced operator with 30+ years of experience investing in building and scaling technology and life sciences companies globally.



Appointed 2017

Physician and clinical research leader

Peter Donhauser, D.O.

20+ years of experience in integrated medical care, clinical trial oversight and private practice leadership.



Appointed 2026

CEO of AMEOS Group

Axel Paeger, M.D., MBA, MBI

CEO of a leading European healthcare provider, with 30+ years of clinical, operational and executive leadership experience



Nominee

Managing Director at Tarsadia Investments

Gautam Patel, MBA

30+ years of corporate finance, investment management and board leadership experience across life sciences, financial services and technology.



Nominee

Former Public Company CMO

Adrian Senderowicz, M.D.

30+ years of clinical and regulatory leadership experience across the life sciences industry.



Appointed 2018

CFO and Managing Director of NetCologne GmbH

Claus van der Velden, Ph.D.

20+ years of experience leading public company finance, governance and enterprise oversight functions.

Refreshed Board to Have Complementary Skillsets and Experience

Incumbent | New Nominee

     

Skills and Experience	Jiong Ma, Ph.D.	Peter Donhauser, D.O.	Axel Paeger, M.D., MBA, MBI	Gautam Patel, MBA	Adrian Senderowicz, M.D.	Claus van der Velden, Ph.D.	Total
Independent Director	✓	✓	✓	✓	✓	✓	6 of 6
CEO / Operator			✓		✓	✓	3 of 6
Financial Experience/Capital Allocation	✓			✓		✓	3 of 6
Biopharma Experience		✓	✓		✓		3 of 6
Regulatory Experience		✓			✓		2 of 6
Scientific/R&D	✓	✓	✓		✓		4 of 6
Commercialization/Launch	✓	✓			✓		3 of 6
Public Company Directorship Experience	✓			✓	✓		3 of 6

Anavex's New Independent Nominees Bring Deep, Relevant Pharma Experience at the Board and Executive Level

Gautam Patel, MBA



- Managing Director and a member of the Investment Committee at Tarsadia Investments
- He has served on the Board of Amneal Pharmaceuticals, Inc. (NASDAQ: AMRX) since 2018 and has also served on the Board of Spectrum Brands Holdings, Inc. (NYSE: SPB) since 2020, where he serves as Chair of the Audit Committee and as a member of the Compensation Committee
- He also serves on the boards of several private companies, including Kashiv Biosciences, Asana Biosciences, LERETA and AIONX Antimicrobial Technologies.

Mr. Patel brings extensive capital allocation, investment and financial advisory expertise to the Board, with a proven track record of executing growth-focused investments and guiding corporate strategy across the life sciences, financial services and technology sectors.

Adrian Senderowicz, M.D.



- President and Founder of Oncology Drug Development, LLC.
- Previously served as Senior Vice President and Chief Medical Officer at Constellation Pharmaceuticals, Inc., scaling the clinical and regulatory teams prior to its $1.7 billion acquisition by MorphoSys.
- Has served on the Board of Directors of Puma Biotechnology, Inc. (NASDAQ: PBYI) since August 2015, where he chairs the Research and Development Committee, and served on the Board of Directors of Step Pharma from October 2021 until June 2026.

Dr. Senderowicz brings deep drug development, clinical research and global regulatory expertise to the Board, with a proven track record of advancing novel therapeutics through critical international approvals to drive growth and long-term value.

Upon election of Mr. Patel and Dr. Senderowicz, 3 of 6 Directors will be newly-added since the beginning of 2026



2026
2017
2018
2021

PVG Asset Management has Offered No Compelling Plan and is Trying to Gain Control of Anavex Without Paying Stockholders a Premium

Electing PVG's Nominees Would be HIGHLY Risky and Potentially Value-Destructive



Patrick S. Adams

Asset Management

- No drug development, clinical or regulatory experience
- Only public company Board experience is his family office that is traded Over the Counter



Dale Curtis Hogue, Jr.

Investor Relations

- During his <2-year tenure as CEO of Alaunos Therapeutics, the stock fell 75%
- No FDA regulatory affairs experience



Rene Mora

Asset Management

- No public company board experience
- No drug development, biotech operating or FDA regulatory affairs experience



John Boris

Asset Management

- No public company board experience
- No drug development or regulatory experience



Ralf von Ziegesar

Asset Management

- No public company board experience
- No drug development or regulatory experience



Jason Kolbert

Equity Research

- No public company board experience
- No drug development or regulatory experience
- No operating or executive experience

PVG's candidates have NO relevant experience and have never led a biopharma company.

PVG's Nominees are Not Additive and Lack Relevant Experience

Skills and Experience	Jiong Ma, Ph.D.	Peter Donhauser, D.O.	Axel Paeger, M.D., MBA, MBI	Gautam Patel, MBA	Adrian Senderowicz, M.D.	Claus van der Velden, Ph.D.	Patrick S. Adams	John Boris	Dale Curtis Hogue, Jr.	Jason Kolbert	Rene Mora	Ralf von Ziegesar
Independent Director	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
CEO / Operator			✓		✓	✓			✓			
Financial Experience/Capital Allocation	✓			✓		✓	✓	✓	✓	✓	✓	✓
Biopharma Experience		✓	✓		✓							
Regulatory Experience		✓			✓							
Scientific/R&D	✓	✓	✓		✓							
Commercialization/Launch	✓	✓			✓							
Public Company Directorship Experience	✓			✓	✓		✓		✓			

PVG has Presented No Credible Strategy or Ideas to Create Long-term Value

Topic: Board of Directors

PVG's "Plan"	Anavex Response
"Reconstruct the Board with experienced executives and investors in biotech that know what needs to be done and have a history of success."	• Anavex's slate combines directors with direct biotech operating and drug development experience with new nominees who bring public company board leadership and capital markets expertise • PVG's own six nominees are overwhelmingly investment professionals rather than biotech operators: five of the six (Adams, Kolbert, von Ziegesar, Mora, Boris) come from portfolio management, equity research, or asset management backgrounds, with no experience running or governing a clinical-stage biopharmaceutical company
"We would require all Board members and key employees to actually purchase stock in the open market. We believe that "having skin in the game" is critical."	• While Anavex does not maintain formal stock ownership guidelines, both director and executive compensation are structured to be heavily weighted toward equity, creating meaningful alignment with stockholder value. For fiscal 2025 equity represented: – **~89% to ~93%** of total non-employee director compensation (depending on each director's cash retainer) – **~78%** of total named executive officer compensation

PVG has Presented No Credible Strategy or Ideas to Create Long-term Value

Topic: Pipeline (1/2)

PVG's "Plan"	Anavex Response
"We would explore starting the Phase 3 Alzheimer's trial for blarcamesine and derisking the clinical trial in seeking a good probability of success. Prioritize time to market, e.g., Rett syndrome, Fragile X and Angelman syndrome (both in U.S and Europe), and genetically identified subpopulations for Alzheimer's disease and Parkinson's disease."	• Anavex is already advancing key blarcamesine programs, with tangible milestones already achieved across all three lead indications. Anavex believes it is important to prioritize the indications with the highest potential for success at this time, which is why resources are concentrated on early Alzheimer's disease, Rett syndrome, and Fragile X syndrome, where the clinical and regulatory foundation is most advanced – The Company has opened an FDA IND for early Alzheimer's disease, has submitted all data from its Alzheimer's disease clinical trials, and is actively incorporating EMA CHMP and Scientific Advice feedback into Phase 3 study design (ANAVEX2-73-AD-005) discussions with the FDA – In Rett syndrome, the Company has secured Orphan Drug, Rare Pediatric Disease, and Fast Track designations, aligned with the FDA on a Phase 3 protocol in adult patients, and is now pursuing pediatric expansion – In Fragile X syndrome, Orphan Drug Designation is secured and an IND submission is expected in September 2026 • These are concrete regulatory achievements, not a strategy PVG's plan proposes to "explore"
"We would expect that extending the patent life of blarcamesine; this is critical."	• Anavex has strong, layered patent protection across its blarcamesine programs, with issued U.S. patents extending out to 2043 and we will continue to file on advancements in our programs. • For Rett and Fragile X specifically, applicable orphan drug exclusivity adds another layer of protection providing robust patent coverage across all indications.

PVG has Presented No Credible Strategy or Ideas to Create Long-term Value

Topic: Pipeline (2/2)

PVG's "Plan"	Anavex Response
"We would explore partnering with big drug companies and pursue non-dilutive and strategic partnerships."	• Anavex has already secured non-dilutive funding support from third-party organizations, including research grants from the Australian Government and the International Rett Foundation that directly support preclinical and clinical development without diluting stockholders. • Anavex is well positioned to pursue larger strategic partnerships as its pipeline matures.
"We believe that product approval may not be cleared without addressing product manufacturing, which would likely be outsourced. This issue will come up quickly and any manufacturing facility will need to be inspected by our staff that are familiar with manufacturing."	• Anavex's manufacturing process and vendors were thoroughly reviewed by the EMA during the MAA review with only two issues identified (listed in the public CHMP report), both of which have been resolved. • Anavex already has an active, outsourced, regulatory-reviewed, commercial-ready manufacturing vendor and program underway.

PVG has Presented No Credible Strategy or Ideas to Create Long-term Value

Topic: Management Team

PVG's "Plan"	Anavex Response
"Explore hiring an experienced CEO with a track record, who has led other teams successfully developing drugs in the CNS space. The person hired should have a following of institutional investors and be able to communicate well with investors and analysts, and is willing to appear on business shows and other mediums to cultivate a following of Alzheimer's patients and investors."	• Anavex has already appointed Dr. Terrie Kellmeyer as Interim CEO, a leader with over 30 years of pharmaceutical industry experience spanning Clinical Development, Regulatory Affairs, Clinical Operations, and Medical Affairs across multiple therapeutic areas, including direct CNS drug development experience at Anavex as former Senior Vice President of Clinical Development • Dr. Kellmeyer has led and contributed to the submission of multiple successful New Drug Applications to the FDA and Marketing Authorization Applications to the EMA, giving her direct, hands-on regulatory execution experience in exactly the areas the Company's pipeline needs most right now, including FDA engagement, IND management, and Phase 3 protocol design
"We would seek to hire a Chief Medical Officer that has been successful in CNS. …we would build back the Company's clinical team with competent scientists with proven records of accomplishments."	• We are moving forward with an eye toward internal and external candidates and to appropriately building out the broader leadership team. • Anavex has refreshed and streamlined its Scientific Advisory Board to a focused group of Alzheimer's disease key opinion leaders and treating physicians, who have confirmed their continued interest in supporting the Company's efforts. Their input will be critical in designing a practical and clear protocol, helping guide the development of blarcamesine from a physician and patient perspective.

PVG has Presented No Credible Strategy or Ideas to Create Long-term Value

Topic: IR and Public Listing

PVG's "Plan"	Anavex Response
"It is critical to keep the Company's common stock listed on the Nasdaq by filing the necessary SEC reporting. We will emphasize this." "We believe in outreach to investment banking firms to gain their confidence. We would expect that the CEO would speak at investment banking conferences."	• We are current on our financials and continue to work diligently with Nasdaq to officially fully regain compliance as quickly as possible.

Conclusion

Anavex's Highly Qualified Nominees are the Right Choice to Oversee the Company's Clear Strategy to Drive Long-Term Value

Anavex is executing on a clear strategy to drive long-term value

- The Special Committee of the Board appointed Dr. Terrie Kellmeyer, a career drug-development executive and former SVP of Clinical Development at Anavex, as interim CEO, and the Executive Committee of the Board identified two new highly qualified and independent director candidates.
- Management is prioritizing programs that we believe have the **greatest potential for success** by concentrating resources on **blarcamesine across three CNS indications**:
  - **Early Alzheimer's disease:** opened an FDA IND with two clinical pharmacology studies underway
  - **Rett syndrome:** aligned with FDA on a phase 3 protocol
  - **Fragile X syndrome:** advancing FDA discussions
- We are current on our financials and continue to work diligently with Nasdaq to officially fully regain compliance as quickly as possible.
- Unlike PVG's proposals, **the Board's plan has a clear path to success and is already in motion** with specific designations secured, protocols aligned with the FDA and named leadership executing against it today.

Anavex's nominees have the right skills, qualifications, and expertise to oversee a critical period executing our value creation strategy

- All six nominees are **independent** with backgrounds **deliberately assembled to be complementary**, spanning financial/capital markets, clinical research, drug development, regulatory affairs, healthcare operations, and accounting.
- Nominees include candidates with **deep life sciences and drug development experience** and capital allocation and public-company governance expertise, positioning the Board to oversee the Company's strategy through its **current critical period of value creation**.
- Two **new independent candidates** standing for election following a search process specifically to **strengthen the Board's life sciences depth and complement the existing directors' skill sets**.

Patrick Adams is seeking to gain control of Anavex without any credible plan and without paying stockholders a premium

- The Executive Committee believes electing any of the PVG nominees would introduce unnecessary risk and disruption at a critical moment for the Company, our pipeline, and stockholders.
- **PVG's slate is concentrated almost entirely in investment management and equity research, with limited demonstrated experience governing or operating a public company.** Only one of the six nominees has a clinical medical background, and none have direct experience in FDA regulatory affairs or pharmaceutical drug development.
- PVG is seeking control with a "plan" that comprises generic proposals with no timeline, budget, capital allocation framework, or named leadership candidates. The only credible proposals largely restate the Company's existing strategic priorities indicating there is no "new" plan.

Reject PVG's Attempt to Take Control of Anavex

VOTE "FOR" ONLY ANAVEX'S SIX NOMINEES ON THE WHITE UNIVERSAL PROXY CARD TODAY

Your Vote is Important!

If you have any questions or require any assistance with voting your shares, please call:

Innisfree®

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
www.innisfreema.com

Stockholders may call toll-free at **(877) 750-0831**

Brokers, banks and other nominees may call collect at **(212) 750-5833**

WHITE Card

Vote FOR the following nominees only:

- ☑ Peter Donhauser, D.O.
- ☑ Jiong Ma, Ph.D.
- ☑ Axel Paeger, M.D., MBA, MBI
- ☑ Gautam Patel, MBA
- ☑ Adrian Senderowicz, M.D.
- ☑ Claus van der Velden, Ph.D.